UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                    ______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2010

                              DATARAM CORPORATION
___________________________________________________________________________
            (Exact name of registrant as specified in charter)

        New Jersey                 1-8266                       22-18314-09
___________________________________________________________________________
State or other jurisdiction        (Commission                (IRS Employer
of incorporation                   File Number)         Identification No.)

     Route 571, P. O. Box 7258, Princeton, NJ                   08543-7528
___________________________________________________________________________
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:   (609) 799-0071
___________________________________________________________________________
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

     On February 24, 2010, the Company entered into a Note and Security Agreement (the "Agreement") with David Sheerr. Mr Sheerr is an executive officer, General Manager of the Micro Memory Business Unit, of the Company. Under the Agreement, the Company borrowed the principal sum of $1,000,000.00 for a period of six months, which the Company can extend for an additional three months without penalty. The loan bears interest at the rate of 5.25%. Interest is payable monthly, and the entire principal amount is payable in the event of Mr. Sheerr's termination of employment by the Company. The loan is secured by a security interest in all machinery, equipment and inventory of Dataram at its Montgomeryville, PA location.
The Company is using the loan proceeds to aid in funding its research and development activities with respect to new and/or improved products. At the present time, the Company is pursuing other non-dilutive financing arrangements.

Section 9 - Financial Statements and Exhibits.

Item 9.01.  Exhibits.

     Exhibit 10 - Note and Security Agreement dated February 24, 2010, by and among Dataram Corporation and Mr. David Sheerr.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DATARAM CORPORATION

                                 By:  MARK MADDOCKS


Date:     March 1, 2010           /s/ Mark Maddocks
                                     _____________________________________
                                     Mark Maddocks, Vice President-Finance
                                     and Chief Financial Officer